UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.	)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 14, 2006, the Compensation Committee of Williams-Sonoma, Inc. (the “Company”) approved, subject to ratification by the full Board of Directors, which was received on March 15, 2006, amendments to the Company’s 2001 Long-Term Incentive Plan (the “Plan”). At that meeting, the Compensation Committee also approved a form of stock-settled stock appreciation right (“SSAR”) award agreement. A copy of the form of SSAR award agreement is attached hereto as Exhibit 10.1.

The amendments that have been made to the Plan include the following:

•	The Plan has been amended to permit the grant of SSARs.

•	The Plan has been amended to clarify that restricted stock units can be granted under the Plan.

•	The Plan has been amended to provide that outside directors may be provided forms of equity other than stock options, such as restricted stock units or SSARs, in addition to or instead of stock options.

•	The Plan has been amended to make clear that awards (other than dividend equivalents) may not be paid out in cash.

Also on March 14, 2006, the Compensation Committee approved the following bonus payments pursuant to our 2001 Incentive Bonus Plan (the “Bonus Plan”) to certain of our executive officers:

•	Laura J. Alber, President, Pottery Barn - $280,000

•	Patrick J. Connolly, Executive Vice President, Chief Marketing Officer - $230,000

•	Sharon L. McCollam, Executive Vice President, Chief Financial Officer - $274,000

Aggregate bonuses paid to our other executive officers totaled $567,000. The bonuses were based upon the achievement of certain earnings per share objectives previously set by the Compensation Committee. For fiscal year 2005, our diluted earnings per share met these earnings objectives.

The Compensation Committee also approved participants and performance goals for fiscal year 2006 under the Bonus Plan. Our Chief Executive Officer and our four next most highly compensated executive officers in fiscal year 2006 will participate in the Bonus Plan.

For fiscal year 2006, the Compensation Committee established performance goals under the Bonus Plan based upon achievement of certain earnings per share objectives. The maximum bonus payable may not exceed the lower of three times base salary or $3,000,000. The actual bonuses payable for fiscal year 2006 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee.

Item 2.02.	Results of Operations and Financial Condition

On March 20, 2006, the Company issued a press release announcing the Company’s financial results for its fourth quarter and fiscal year ended January 29, 2006. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure

On March 20, 2006, the Company issued a press release announcing the Company’s financial guidance for fiscal year 2006. A copy of the Company’s press release is attached as Exhibit 99.2.

Also on March 20, 2006, the Company issued a press release announcing that the Board of Directors has authorized the initiation of a quarterly cash dividend and the repurchase of up to 2 million additional shares of the Company’s common stock. A copy of the Company’s press release is attached as Exhibit 99.3.

The attached exhibits are provided under Item 7.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(c)	List of Exhibits:

10.1	Form of Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan Stock-Settled Stock Appreciation Right Award Agreement

99.1	Press Release dated March 20, 2006 titled Williams-Sonoma, Inc. Reports Fourth Quarter and Fiscal Year 2005 Earnings Results

99.2	Press Release dated March 20, 2006 titled Williams-Sonoma, Inc. Provides Financial Guidance for Fiscal Year 2006

99.3	Press Release dated March 20, 2006 titled Williams-Sonoma, Inc. Initiates Quarterly Cash Dividend and Authorizes 2 Million Share Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 20, 2006	By:	/s/ SHARON L. MCCOLLAM
Sharon L. McCollam
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan Stock-Settled Stock Appreciation Right Award Agreement
99.1	Press Release dated March 20, 2006 titled Williams-Sonoma, Inc. Reports Fourth Quarter and Fiscal Year 2005 Earnings Results
99.2	Press Release dated March 20, 2006 titled Williams-Sonoma, Inc. Provides Financial Guidance for Fiscal Year 2006
99.3	Press Release dated March 20, 2006 titled Williams-Sonoma, Inc. Initiates Quarterly Cash Dividend and Authorizes 2 Million Share Stock Repurchase Program

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